Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther, 203-578-2391	Terry Mangan, 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS 2013 SECOND QUARTER EARNINGS
Diluted Earnings per Share of $0.48 for the Quarter - an Increase of 9 Percent over Prior Year

WATERBURY, Conn., July 12, 2013 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common shareholders of $43.7 million, or $0.48 per diluted share, for the quarter ended June 30, 2013 compared to $40.6 million, or $0.44 per diluted share, for the quarter ended June 30, 2012.

Highlights for the quarter or at June 30 include:
Combined growth in commercial and commercial real estate loans of $837.3 million, or 15.1 percent, from a year ago.
Deposit growth of $861.6 million, or 6.2 percent, from a year ago.
Positive operating leverage of 6.6 percent compared to a year ago as core revenue grew by 5.2 percent and core expenses declined by 1.4 percent; as a result, the efficiency ratio improved by 377 basis points to 59.98% from a year ago.
Continued improvement in asset quality as evidenced by a reduction of $155 million, or 34.8 percent, in commercial classified loans from a year ago, while past due loans declined $16.0 million, or 24.4 percent, from a year ago. Nonperforming assets increased $16.9 million, or 9.7 percent, from a year ago and otherwise would have decreased by $26.0 million, or 14.9%, had $42.9 million of residential and consumer loans not been required to be classified as nonaccrual under regulatory guidance that took effect in the fourth quarter of 2012.
Return on average assets and return on average tangible common equity were 0.92 percent and 12.26 percent, respectively, in the quarter compared to 0.86 percent and 12.38 percent, respectively, in the year ago quarter.
“Webster delivered another solid quarterly performance, marked by higher loan originations, strong revenue growth, further gains in operating efficiency and improved asset quality,” James C. Smith, Chairman and Chief Executive Officer, said.  “Core revenue growth exceeded 5% as net interest income reached its highest level ever, and expenses declined year over year. Looking ahead, our loan pipeline remains strong and is a positive indicator for the region's economic prospects.”

Net interest income

•	Net interest income was $147.1 million in the second quarter of 2013 compared to $144.4 million a year ago.

•
Net interest margin was 3.23 percent compared to 3.32 percent a year ago. The yield on interest-earning assets declined 27 basis points, and the cost of funds declined 19 basis points from the year ago quarter.

•	Average interest-earning assets totaled $18.6 billion in the quarter and grew by $769 million, or 4.3 percent, from the year ago quarter.

•	Average loans grew by $640.8 million, or 5.6 percent, from the year ago quarter.

Provision for loan losses

•	The Company recorded a provision for loan losses of $8.5 million in the second quarter of 2013 compared to $7.5 million in the first quarter of 2013 and $5.0 million in the year ago period.

•
Net charge-offs were $12.9 million in the quarter compared to $16.8 in the first quarter of 2013 and $16.5 million in the year ago period. The ratio of net charge-offs to average loans on an annualized basis was 0.43 percent in the quarter compared to 0.58 percent a year ago.

•	The allowance for loan losses represented 1.33 percent of total loans at June 30, 2013 compared to 1.40 percent at March 31, 2013 and 1.72 percent at June 30, 2012.

Noninterest income

•
Total noninterest income of $52.3 million in the second quarter of 2013 increased $4.9 million compared to a year ago; there were $0.3 million of securities gains in the quarter compared to the year ago quarter which had $2.5 million of securities gains.

•
Excluding securities gains, the $7.1 million increase in core noninterest income compared to a year ago reflects increases of $2.3 million in mortgage banking activities, $1.9 million in loan related fees, $1.7 million from wealth and investment services, $0.9 million in deposit service fees, and $0.9 million from an increase in the cash surrender value of life insurance policies. Other income was $0.6 million lower than in the year ago quarter.

Webster President and Chief Operating Officer Jerry Plush noted, “Stronger core non interest income this quarter included record results from our Webster Investment Services division, which posted $6.4 million in fee income. Higher revenue, along with lower non interest expense, contributed to a positive operating leverage of 6.6% versus prior year.”

Noninterest expense

•
Total noninterest expense of $123.6 million in the second quarter of 2013 decreased $3.6 million compared to the year ago period. Included in noninterest expense in the second quarter of 2013 are $0.9 million of net one-time costs that amounted to $0.01 per diluted share on an after-tax basis. These costs consisted primarily of stock registration costs, contract termination, and severance expenses. There were $3.2 million of net one-time costs in the year ago quarter that amounted to $0.02 per diluted share.

•
Total noninterest expense excluding one-time costs decreased $1.3 million from the second quarter of 2012. The decrease reflects declines of $1.9 million in professional and outside services, $1.3 million in marketing, $0.7 million in occupancy expenses, $0.6 million in loan workout expense, and $0.5 million in technology and equipment expense. These decreases were partially offset by increases of $2.2 million in compensation and benefits and $1.4 million in other expenses.

•
Foreclosed and repossessed asset expenses were $0.3 million in the quarter compared to $0.2 million a year ago, while gains on foreclosed and repossessed assets were $0.3 million and $0.7 million in the respective periods.

Income taxes

•
The Company recorded $20.8 million of income tax expense in the second quarter of 2013 on the $67.2 million of pre-tax income in the period. The effective tax rate was 31.0 percent compared to 30.8 percent a year ago.

Investment securities

•
Total investment securities were $6.4 billion at June 30, 2013 and $6.2 billion a year ago. The carrying value of the available for sale portfolio included $4.4 million in net unrealized gains compared to net unrealized gains of $46.7 million a year ago, while the carrying value of the held to maturity portfolio does not reflect $44.3 million in net unrealized gains compared to net unrealized gains of $158.4 million a year ago.

Loans

•
Total loans were $12.2 billion at June 30, 2013 compared to $12.0 billion at March 31, 2013 and $11.5 billion at June 30, 2012. In the quarter, commercial, commercial real estate, and residential mortgage loans increased by $161.4 million, $75.9 million, and $26.8 million, respectively. Consumer loans decreased by $19.8 million.

•
Compared to a year ago, commercial, commercial real estate, and residential mortgage loans increased by $521.9 million, $315.4 million, and $13.2 million, respectively. Consumer loans decreased by $144.2 million.

•
Loan originations for portfolio in the second quarter were $1,204 million compared to $690 million in the first quarter and $973 million a year ago. In addition, $206 million of residential loans were originated and sold with servicing retained in the quarter compared to $229 million in the first quarter and $198 million a year ago.

Asset quality

•
Past due loans were $49.8 million at June 30, 2013 compared to $40.0 million at March 31, 2013 and $65.9 million at June 30, 2012. Compared to March 31, 2013, past due commercial non-mortgage and consumer loans increased by $7.1 million and $1.4 million, respectively. Compared to June 30, 2012, all loan categories contributed to the decline except commercial non-mortgage and residential development, which totaled $11.6 million compared to $6.5 million a year ago.

•
Past due loans represented 0.41 percent of total loans at June 30, 2013, 0.33 percent at March 31, 2013, and 0.57 percent at June 30, 2012. Past due loans for the continuing portfolios were $46.4 million at June 30 compared to $37.2 million at March 31 and $60.4 million a year ago. Past due loans for the liquidating portfolio were $1.9 million at June 30 compared to $2.8 million at March 31 and $4.4 million a year ago.

•
Total nonperforming loans decreased to $186.7 million, or 1.52 percent of total loans, at June 30, 2013 compared to $198.8 million, or 1.66 percent, at March 31, 2013 and $169.2 million, or 1.47 percent, at June 30, 2012. Included in nonperforming loans at June 30 and March 31 are $42.9 million and $44.0 million, respectively, of residential and consumer loans classified as nonaccrual under regulatory guidance that took effect in the fourth quarter of 2012. Total paying nonperforming loans at June 30 were $61.9 million compared to $55.3 million at March 31 and $17.0 million a year ago, with the increase consisting primarily of the loans classified as such due to the regulatory guidance.

Deposits and borrowings

•
Total deposits were $14.8 billion at June 30, 2013 compared to $14.6 billion at March 31, 2013 and $14.0 billion at June 30, 2012. Compared to March 31, increases of $107.0 million in demand deposits, $102.0 million in interest-bearing checking deposits, and $101.7 million in money market deposits were offset by a decline of $101.3 million in certificates of deposit. Compared to a year ago, increases of $525.4 million in interest-bearing checking, $345.0 in demand deposits, and $333.3 million in money market deposits were offset by a decline of $404.6 million in certificates of deposit.

•	Core to total deposits and loans to deposits were 84.2 percent and 82.6 percent, respectively, compared to 83.3 percent and 82.1 percent at March 31, and 80.6 percent and 82.6 percent a year ago.

•	Total borrowings were $3.1 billion at June 30 compared to $3.2 billion at both March 31 and a year ago.

Capital

•
The tangible equity and tangible common equity ratios were 8.03 percent and 7.27 percent, respectively, at June 30, 2013 compared to 7.35 percent and 7.20 percent, respectively, a year ago. The Tier 1 common equity to risk-weighted assets ratio was 11.22 percent at June 30 compared to 10.97 percent a year ago.

•	Book value and tangible book value per common share were $21.88 and $15.93, respectively, at June 30, 2013 compared to $21.65 and $15.47, respectively a year ago.

•
Return on average tangible common shareholders' equity and return on average common shareholders' equity were 12.26 percent and 8.78 percent, respectively, in the second quarter compared to 12.38 percent and 8.62 percent, respectively, a year ago.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $20 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 168 banking centers, 296 ATMs, telephone banking, mobile banking, and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster's 2013 second quarter earnings announcement will be held today, Friday, July 12, 2013 at 9:00 a.m. (Eastern) and may be heard through Webster's Investor Relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster's current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster's actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.
We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.
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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Income and performance ratios (annualized):
Net income attributable to Webster Financial Corp.	$46,373	$42,117	$48,526	$44,993	$41,240
Net income available to common shareholders	43,734	39,231	47,911	44,378	40,625
Net income per diluted common share	0.48	0.44	0.52	0.48	0.44
Return on average assets	0.92%	0.84%	0.98%	0.92%	0.86%
Return on average tangible common shareholders' equity	12.26	11.28	13.66	13.03	12.38
Return on average common shareholders’ equity	8.78	8.01	9.74	9.19	8.62
Noninterest income as a percentage of total revenue	26.22	24.88	26.57	25.07	24.70
Efficiency ratio	59.98	62.16	59.68	62.25	63.75

Asset quality:
Allowance for loan losses	$163,442	$167,840	$177,129	$186,089	$198,757
Nonperforming assets	190,539	203,355	198,181	167,524	173,621
Allowance for loan losses / total loans	1.33%	1.40%	1.47%	1.59%	1.72%
Net charge-offs / average loans (annualized)	0.43	0.56	0.56	0.61	0.58
Nonperforming loans / total loans	1.52	1.66	1.62	1.39	1.47
Nonperforming assets / total loans plus OREO	1.56	1.69	1.65	1.43	1.50
Allowance for loan losses / nonperforming loans	87.55	84.42	90.93	114.44	117.44

Other ratios (annualized):
Tangible equity ratio	8.03%	8.12%	7.92%	7.52%	7.35%
Tangible common equity ratio	7.27	7.35	7.15	7.37	7.20
Tier 1 risk-based capital ratio (a)	12.90	12.75	12.47	11.90	12.82
Total risk-based capital (a)	14.15	14.01	13.73	13.16	14.08
Tier 1 common equity / risk-weighted assets (a)	11.22	11.06	10.78	11.10	10.97
Shareholders’ equity / total assets	10.47	10.58	10.39	10.05	9.94
Net interest margin	3.23	3.23	3.27	3.28	3.32

Share and equity related:
Common equity	$1,975,826	$1,976,482	$1,941,881	$1,954,739	$1,902,609
Book value per common share	21.88	21.90	22.75	22.24	21.65
Tangible book value per common share	15.93	15.93	16.42	16.08	15.47
Common stock closing price	25.68	24.26	20.55	23.70	21.66
Dividends declared per common share	0.15	0.10	0.10	0.10	0.10

Common shares issued and outstanding	90,289	90,237	85,341	87,899	87,885
Basic shares (weighted average)	89,645	85,501	86,949	87,394	87,291
Diluted shares (weighted average)	90,087	89,662	91,315	91,884	91,543

(a)	The ratios presented are projected for June 30, 2013 and actual for the remaining periods presented.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	June 30, 2013	March 31, 2013	June 30, 2012
Assets:
Cash and due from banks	$179,068	$118,657	$197,229
Interest-bearing deposits	32,601	51,352	73,598
Investment securities:
Available for sale, at fair value	3,257,360	3,318,238	3,153,580
Held to maturity	3,129,864	3,111,169	3,076,226
Total securities	6,387,224	6,429,407	6,229,806
Loans held for sale	81,161	96,706	89,228
Loans:
Commercial	3,507,927	3,346,483	2,985,993
Commercial real estate	2,866,814	2,790,954	2,551,427
Residential mortgages	3,313,833	3,287,072	3,300,617
Consumer	2,557,719	2,577,523	2,701,960
Total loans	12,246,293	12,002,032	11,539,997
Allowance for loan losses	(163,442)	(167,840)	(198,757)
Loans, net	12,082,851	11,834,192	11,341,240
Prepaid FDIC premiums	—	16,644	27,062
Federal Home Loan Bank and Federal Reserve Bank stock	158,878	158,878	142,595
Premises and equipment, net	122,704	127,609	137,420
Goodwill and other intangible assets, net	537,673	538,915	542,783
Cash surrender value of life insurance policies	423,598	420,562	312,117
Deferred tax asset, net	73,166	55,656	79,011
Accrued interest receivable and other assets	250,314	261,960	257,660
Total Assets	$20,329,238	$20,110,538	$19,429,749

Liabilities and Equity:
Deposits:
Demand	$2,956,320	$2,849,355	$2,611,297
Interest-bearing checking	3,388,505	3,286,540	2,863,076
Money market	2,267,463	2,165,744	1,934,137
Savings	3,882,691	3,885,394	3,850,549
Certificates of deposit	2,191,188	2,292,441	2,595,816
Brokered certificates of deposit	149,408	144,408	119,052
Total deposits	14,835,575	14,623,882	13,973,927
Securities sold under agreements to repurchase and other short-term borrowings	1,213,349	1,033,767	1,203,378
Federal Home Loan Bank advances	1,627,517	1,902,563	1,529,102
Long-term debt	229,928	230,709	472,928
Accrued expenses and other liabilities	295,394	191,486	318,866
Total liabilities	18,201,763	17,982,407	17,498,201

Preferred stock	151,649	151,649	28,939
Common shareholders' equity	1,975,826	1,976,482	1,902,609
Webster Financial Corporation shareholders’ equity	2,127,475	2,128,131	1,931,548
Total Liabilities and Equity	$20,329,238	$20,110,538	$19,429,749

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
(In thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Interest income:
Interest and fees on loans and leases	$121,720	$121,379	$242,781	$242,120
Interest and dividends on securities	47,822	52,597	96,207	105,465
Loans held for sale	551	657	1,188	1,155
Total interest income	170,093	174,633	340,176	348,740
Interest expense:
Deposits	12,024	15,102	24,874	31,158
Borrowings	11,008	15,153	22,445	29,836
Total interest expense	23,032	30,255	47,319	60,994
Net interest income	147,061	144,378	292,857	287,746
Provision for loan losses	8,500	5,000	16,000	9,000
Net interest income after provision for loan losses	138,561	139,378	276,857	278,746
Noninterest income:
Deposit service fees	24,622	23,719	48,616	47,082
Loan related fees	5,505	3,565	10,090	8,434
Wealth and investment services	8,920	7,249	16,686	14,470
Mortgage banking activities	5,888	3,624	12,919	8,007
Increase in cash surrender value of life insurance policies	3,448	2,561	6,832	5,078
Net gain on investment securities	333	2,537	439	2,537
Other income	3,535	4,098	4,947	5,731
Total noninterest income	52,251	47,353	100,529	91,339
Noninterest expense:
Compensation and benefits	65,768	63,587	131,818	132,206
Occupancy	11,837	12,578	24,716	25,460
Technology and equipment expense	15,495	16,021	30,848	31,603
Marketing	3,817	5,094	8,628	9,194
Professional and outside services	1,527	3,387	3,677	6,079
Intangible assets amortization	1,242	1,397	2,484	2,794
Foreclosed and repossessed asset expenses	331	176	506	643
Foreclosed and repossessed asset gains	(250)	(670)	(534)	(1,334)
Loan workout expenses	1,576	2,201	3,550	4,025
Deposit insurance	5,524	5,723	10,698	11,432
Other expenses	15,800	14,443	30,175	28,433
	122,667	123,937	246,566	250,535
Debt prepayment penalties	—	2,515	43	3,649
Severance, contract, and other	937	727	2,530	808
Total noninterest expense	123,604	127,179	249,139	254,992
Income before income taxes	67,208	59,552	128,247	115,093
Income tax expense	20,835	18,312	39,757	34,915
Net income attributable to Webster Financial Corp.	46,373	41,240	88,490	80,178
Preferred stock dividends	(2,639)	(615)	(5,525)	(1,230)
Net income available to common shareholders	$43,734	$40,625	$82,965	$78,948

Diluted shares (average)	90,087	91,543	89,953	91,669

Net income per common share available to common shareholders:
Basic	$0.49	$0.46	$0.94	$0.90
Diluted	0.48	0.44	0.92	0.86

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Interest income:
Interest and fees on loans and leases	$121,720	$121,061	$122,179	$121,367	$121,379
Interest and dividends on securities	47,822	48,385	49,752	50,194	52,597
Loans held for sale	551	637	615	655	657
Total interest income	170,093	170,083	172,546	172,216	174,633
Interest expense:
Deposits	12,024	12,850	13,885	14,543	15,102
Borrowings	11,008	11,437	12,389	12,783	15,153
Total interest expense	23,032	24,287	26,274	27,326	30,255
Net interest income	147,061	145,796	146,272	144,890	144,378
Provision for loan losses	8,500	7,500	7,500	5,000	5,000
Net interest income after provision for loan losses	138,561	138,296	138,772	139,890	139,378
Noninterest income:
Deposit service fees	24,622	23,994	24,823	24,728	23,719
Loan related fees	5,505	4,585	5,570	4,039	3,565
Wealth and investment services	8,920	7,766	7,859	7,186	7,249
Mortgage banking activities	5,888	7,031	8,515	6,515	3,624
Increase in cash surrender value of life insurance policies	3,448	3,384	3,496	2,680	2,561
Net gain on investment securities	333	106	—	810	2,537
Other income	3,535	1,412	2,677	2,521	4,098
Total noninterest income	52,251	48,278	52,940	48,479	47,353
Noninterest expense:
Compensation and benefits	65,768	66,050	65,769	66,126	63,587
Occupancy	11,837	12,879	12,209	12,462	12,578
Technology and equipment expense	15,495	15,353	15,489	15,118	16,021
Marketing	3,817	4,811	3,104	4,529	5,094
Professional and outside services	1,527	2,150	2,479	2,790	3,387
Intangible assets amortization	1,242	1,242	1,242	1,384	1,397
Foreclosed and repossessed asset expenses	331	175	267	118	176
Foreclosed and repossessed asset gains	(250)	(284)	(383)	(409)	(670)
Loan workout expenses	1,576	1,974	2,338	1,693	2,201
Deposit insurance	5,524	5,174	5,642	5,675	5,723
Other expenses	15,800	14,375	13,934	13,805	14,443
	122,667	123,899	122,090	123,291	123,937
Debt prepayment penalties	—	43	—	391	2,515
Severance, contract, and other	937	1,593	835	205	727
Total noninterest expense	123,604	125,535	122,925	123,887	127,179
Income before income taxes	67,208	61,039	68,787	64,482	59,552
Income tax expense	20,835	18,922	20,261	19,489	18,312
Net income attributable to Webster Financial Corp.	46,373	42,117	48,526	44,993	41,240
Preferred stock dividends	(2,639)	(2,886)	(615)	(615)	(615)
Net income available to common shareholders	$43,734	$39,231	$47,911	$44,378	$40,625

Diluted shares (average)	90,087	89,662	91,315	91,884	91,543

Net income per common share available to common shareholders:
Basic	$0.49	$0.46	$0.55	$0.51	$0.46
Diluted	0.48	0.44	0.52	0.48	0.44

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
Three Months Ended June 30,		2013			2012
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,061,551	$121,720	4.02%	$11,420,721	$121,379	4.23%
Investment securities (a)	6,257,923	50,277	3.24	6,122,745	55,497	3.65
Loans held for sale	70,922	551	3.10	68,362	657	3.85
Federal Home Loan and Federal Reserve Bank stock	158,878	865	2.18	142,595	881	2.48
Interest-bearing deposits	41,499	17	0.16	67,480	32	0.19
Total interest-earning assets	18,590,773	173,430	3.73	17,821,903	178,446	4.00
Noninterest-earning assets	1,483,394			1,383,932
Total assets	$20,074,167			$19,205,835

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$2,879,745	$—	—%	$2,554,873	$—	—%
Savings, interest checking, and money market	9,413,301	4,506	0.19	8,676,206	5,285	0.24
Certificates of deposit	2,397,519	7,518	1.26	2,732,024	9,817	1.45
Total deposits	14,690,565	12,024	0.33	13,963,103	15,102	0.43

Securities sold under agreements to repurchase and other short-term borrowings	1,203,442	5,184	1.70	1,210,234	5,360	1.75
Federal Home Loan Bank advances	1,623,489	4,007	0.98	1,447,347	4,426	1.21
Long-term debt	230,305	1,817	3.16	473,602	5,367	4.53
Total borrowings	3,057,236	11,008	1.43	3,131,183	15,153	1.92
Total interest-bearing liabilities	17,747,801	23,032	0.52	17,094,286	30,255	0.71
Noninterest-bearing liabilities	183,117			197,224
Total liabilities	17,930,918			17,291,510

Preferred stock	151,649			28,939
Common shareholders' equity	1,991,600			1,885,386
Webster Financial Corp. shareholders' equity	2,143,249			1,914,325
Total liabilities and equity	$20,074,167			$19,205,835
Tax-equivalent net interest income		150,398			148,191
Less: tax-equivalent adjustment		(3,337)			(3,813)
Net interest income		$147,061			$144,378
Net interest margin			3.23%			3.32%

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
Six Months Ended June 30,		2013			2012
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,043,172	$242,781	4.03%	$11,348,027	$242,120	4.25%
Investment securities (a)	6,226,578	101,292	3.28	6,042,040	111,177	3.71
Loans held for sale	80,077	1,188	2.97	60,034	1,155	3.85
Federal Home Loan and Federal Reserve Bank stock	157,577	1,712	2.19	143,073	1,757	2.47
Interest-bearing deposits	61,744	63	0.20	72,457	62	0.17
Total interest-earning assets	18,569,148	347,036	3.75	17,665,631	356,271	4.03
Noninterest-earning assets	1,493,738			1,389,005
Total assets	$20,062,886			$19,054,636

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$2,858,018	$—	—%	$2,495,035	$—	—%
Savings, interest checking, and money market	9,366,063	9,128	0.20	8,652,127	11,079	0.26
Certificates of deposit	2,448,700	15,746	1.30	2,771,113	20,079	1.46
Total deposits	14,672,781	24,874	0.34	13,918,275	31,158	0.45

Securities sold under agreements to repurchase and other short-term borrowings	1,147,749	10,239	1.77	1,188,392	9,794	1.63
Federal Home Loan Bank advances	1,685,330	8,546	1.01	1,353,782	8,990	1.31
Long-term debt	238,645	3,660	3.07	490,359	11,052	4.51
Total borrowings	3,071,724	22,445	1.45	3,032,533	29,836	1.95
Total interest-bearing liabilities	17,744,505	47,319	0.53	16,950,808	60,994	0.72
Noninterest-bearing liabilities	191,198			208,279
Total liabilities	17,935,703			17,159,087

Preferred stock	151,649			28,939
Common shareholders' equity	1,975,534			1,866,610
Webster Financial Corp. shareholders' equity	2,127,183			1,895,549
Total liabilities and equity	$20,062,886			$19,054,636
Tax-equivalent net interest income		299,717			295,277
Less: tax-equivalent adjustment		(6,860)			(7,531)
Net interest income		$292,857			$287,746
Net interest margin			3.23%			3.34%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan Balances (unaudited)
(Dollars in thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Loan Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$2,515,288	$2,397,774	$2,399,500	$2,201,732	$2,069,127
Equipment financing	400,658	404,597	419,311	401,748	417,654
Asset based lending	591,981	544,112	504,233	535,327	499,212
Commercial real estate	2,840,064	2,763,262	2,755,320	2,597,835	2,518,392
Residential development	26,750	27,692	27,741	30,058	33,035
Residential mortgages	3,313,832	3,287,071	3,291,723	3,292,947	3,300,616
Consumer	2,445,792	2,461,595	2,508,992	2,537,039	2,565,654
Total continuing portfolio	12,134,365	11,886,103	11,906,820	11,596,686	11,403,690
Allowance for loan losses	(142,402)	(146,020)	(152,495)	(156,214)	(168,882)
Total continuing portfolio, net	11,991,963	11,740,083	11,754,325	11,440,472	11,234,808
Liquidating Portfolio:
National Construction Lending Center (NCLC)	1	1	1	1	1
Consumer	111,927	115,928	121,875	130,965	136,306
Total liquidating portfolio	111,928	115,929	121,876	130,966	136,307
Allowance for loan losses	(21,040)	(21,820)	(24,634)	(29,875)	(29,875)
Total liquidating portfolio, net	90,888	94,109	97,242	101,091	106,432
Total Loan Balances (actuals)	12,246,293	12,002,032	12,028,696	11,727,652	11,539,997
Allowance for loan losses	(163,442)	(167,840)	(177,129)	(186,089)	(198,757)
Loans, net	$12,082,851	$11,834,192	$11,851,567	$11,541,563	$11,341,240

Loan Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$2,422,156	$2,422,372	$2,238,557	$2,137,882	$2,008,778
Equipment financing	398,084	407,849	405,702	404,180	430,882
Asset based lending	566,623	528,797	516,749	520,100	480,574
Commercial real estate	2,784,859	2,744,101	2,653,749	2,528,394	2,453,430
Residential development	26,724	27,507	29,322	31,484	35,422
Residential mortgages	3,295,192	3,286,946	3,294,254	3,300,067	3,296,306
Consumer	2,454,041	2,488,154	2,526,656	2,552,660	2,576,521
Total continuing portfolio	11,947,679	11,905,726	11,664,989	11,474,767	11,281,913
Allowance for loan losses	(148,037)	(153,710)	(161,239)	(167,469)	(179,139)
Total continuing portfolio, net	11,799,642	11,752,016	11,503,750	11,307,298	11,102,774
Liquidating Portfolio:
NCLC	1	1	1	1	1
Consumer	113,871	118,861	127,701	133,566	138,807
Total liquidating portfolio	113,872	118,862	127,702	133,567	138,808
Allowance for loan losses	(21,040)	(21,820)	(24,634)	(29,875)	(29,875)
Total liquidating portfolio, net	92,832	97,042	103,068	103,692	108,933
Total Loan Balances (average)	12,061,551	12,024,588	11,792,691	11,608,334	11,420,721
Allowance for loan losses	(169,077)	(175,530)	(185,873)	(197,344)	(209,014)
Loans, net	$11,892,474	$11,849,058	$11,606,818	$11,410,990	$11,211,707

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	June 30, 2013	March 31, 2013	December 31, 2012 (a)	September 30, 2012	June 30, 2012
Nonperforming loans:
Continuing Portfolio:
Commercial non-mortgage	$17,285	$16,328	$17,538	$30,315	$29,271
Equipment financing	1,852	2,801	3,325	3,052	5,862
Asset based lending	—	—	—	92	262
Commercial real estate	16,591	24,484	15,683	15,768	23,457
Residential development	4,444	4,793	5,043	5,431	5,982
Residential mortgages	94,208	94,711	95,540	79,736	77,336
Consumer	44,717	48,370	49,537	23,602	22,616
Nonperforming loans - continuing portfolio	179,097	191,487	186,666	157,996	164,786
Liquidating Portfolio:
Consumer	7,594	7,323	8,133	4,616	4,460
Nonperforming loans - liquidating portfolio	7,594	7,323	8,133	4,616	4,460
Total nonperforming loans	$186,691	$198,810	$194,799	$162,612	$169,246

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial	$404	$404	$541	$917	$917
Repossessed equipment	505	995	182	1,840	721
Residential	2,485	2,629	2,369	1,705	2,271
Consumer	454	517	290	450	466
Total continuing portfolio	3,848	4,545	3,382	4,912	4,375
Liquidating Portfolio:
Total liquidating portfolio	—	—	—	—	—
Total other real estate owned and repossessed assets	$3,848	$4,545	$3,382	$4,912	$4,375
Total nonperforming assets	$190,539	$203,355	$198,181	$167,524	$173,621

(a)	The increases in the residential and consumer categories during 4Q12 are related to an OCC requirement to reflect Chapter 7 bankruptcies as nonaccruing loans.

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans (unaudited)
(Dollars in thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Past due 30-89 days:
Accruing loans:
Continuing Portfolio:
Commercial non-mortgage	$10,891	$3,788	$2,769	$4,424	$6,479
Equipment financing	783	1,000	1,926	3,524	1,665
Asset based lending	—	—	—	—	—
Commercial real estate	1,985	1,328	14,710	7,136	3,152
Residential development	737	—	—	317	—
Residential mortgages	16,056	16,571	25,182	22,230	26,966
Consumer	15,976	14,538	24,860	24,664	22,163
Past Due 30-89 days - continuing portfolio	46,428	37,225	69,447	62,295	60,425
Liquidating Portfolio:
Consumer	1,902	2,794	3,588	4,909	4,377
Past Due 30-89 days - liquidating portfolio	1,902	2,794	3,588	4,909	4,377
Accruing loans past due 90 days or more	1,498	—	1,237	205	1,074
Total past due loans	$49,828	$40,019	$74,272	$67,409	$65,876

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	June 30, 2013	March 31, 2013	December 31, 2012 (a)	September 30, 2012	June 30, 2012
Beginning balance	$167,840	$177,129	$186,089	$198,757	$210,288
Provision	8,500	7,500	7,500	5,000	5,000
Charge-offs continuing portfolio:
Commercial non-mortgage	6,156	4,339	6,411	8,642	5,164
Equipment financing	4	87	682	187	165
Asset based lending	—	—	69	—	512
Commercial real estate	2,510	3,617	170	2,655	1,066
Residential development	—	143	156	—	—
Residential mortgages	2,112	2,936	2,597	3,234	3,948
Consumer	5,374	7,358	8,149	6,752	8,122
Charge-offs continuing portfolio	16,156	18,480	18,234	21,470	18,977
Charge-offs liquidating portfolio:
NCLC	—	—	—	28	4
Consumer	1,957	3,049	5,137	2,482	3,227
Charge-offs liquidating portfolio	1,957	3,049	5,137	2,510	3,231
Total charge-offs	18,113	21,529	23,371	23,980	22,208
Recoveries continuing portfolio:
Commercial non-mortgage	998	901	1,045	779	957
Equipment financing	904	828	2,899	3,111	1,115
Asset based lending	60	698	996	518	721
Commercial real estate	322	91	43	121	34
Residential development	229	150	721	181	12
Residential mortgages	435	205	99	318	126
Consumer	1,572	1,437	674	933	2,453
Recoveries continuing portfolio	4,520	4,310	6,477	5,961	5,418
Recoveries liquidating portfolio:
NCLC	5	45	74	35	10
Consumer	690	385	360	316	249
Recoveries liquidating portfolio	695	430	434	351	259
Total recoveries	5,215	4,740	6,911	6,312	5,677
Total net charge-offs	12,898	16,789	16,460	17,668	16,531
Ending balance	$163,442	$167,840	$177,129	$186,089	$198,757
(a) Note: $5.3 million of net charge-offs in 4Q12 relate to an OCC requirement to reduce Chapter 7 bankruptcies to collateral value.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures

The Company evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-affected amortization of intangible assets, as a percentage of average common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights). The tangible equity ratio represents total ending shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). The tangible common equity ratio represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.

The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Accordingly, this is also a non-GAAP financial measure.

See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012, and June 30, 2012. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently.

	At or for the Three Months Ended
(Dollars in thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Reconciliation of net income available to common shareholders to net income used for computing the return on average tangible common shareholders' equity ratio
Net income available to common shareholders	$43,734	$39,231	$47,911	$44,378	$40,625
Amortization of intangibles (tax-affected @ 35%)	807	807	807	900	908
Quarterly net income adjusted for amortization of intangibles	44,541	40,038	48,718	45,278	41,533
Annualized net income used in the return on average tangible common shareholders' equity ratio	$178,164	$160,152	$194,872	$181,112	$166,132

Reconciliation of average common shareholders' equity to average tangible common shareholders' equity
Average common shareholders' equity	$1,991,600	$1,959,288	$1,967,312	$1,931,544	$1,885,386
Average goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Average intangible assets (excluding mortgage servicing rights)	(8,391)	(9,635)	(10,873)	(12,188)	(13,576)
Average tangible common shareholders’ equity	$1,453,322	$1,419,766	$1,426,552	$1,389,469	$1,341,923

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity
Shareholders' equity	$2,127,475	$2,128,131	$2,093,530	$1,983,678	$1,931,548
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(7,786)	(9,028)	(10,270)	(11,512)	(12,896)
Tangible shareholders’ equity	$1,589,802	$1,589,216	$1,553,373	$1,442,279	$1,388,765

Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity
Shareholders' equity	$2,127,475	$2,128,131	$2,093,530	$1,983,678	$1,931,548
Preferred stock	(151,649)	(151,649)	(151,649)	(28,939)	(28,939)
Common shareholders' equity	1,975,826	1,976,482	1,941,881	1,954,739	1,902,609
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(7,786)	(9,028)	(10,270)	(11,512)	(12,896)
Tangible common shareholders’ equity	$1,438,153	$1,437,567	$1,401,724	$1,413,340	$1,359,826

Reconciliation of period-end assets to period-end tangible assets
Assets	$20,329,238	$20,110,538	$20,146,765	$19,729,662	$19,429,749
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(7,786)	(9,028)	(10,270)	(11,512)	(12,896)
Tangible assets	$19,791,565	$19,571,623	$19,606,608	$19,188,263	$18,886,966

Book value per common share
Common shareholders’ equity	$1,975,826	$1,976,482	$1,941,881	$1,954,739	$1,902,609
Ending common shares issued and outstanding (in thousands)	90,289	90,237	85,341	87,899	87,885
Book value per share of common stock	$21.88	$21.90	$22.75	$22.24	$21.65

Tangible book value per common share
Tangible common shareholders’ equity	$1,438,153	$1,437,567	$1,401,724	$1,413,340	$1,359,826
Ending common shares issued and outstanding (in thousands)	90,289	90,237	85,341	87,899	87,885
Tangible book value per common share	$15.93	$15.93	$16.42	$16.08	$15.47

Reconciliation of noninterest expense to noninterest expense used in the efficiency ratio
Noninterest expense	$123,604	$125,535	$122,925	$123,887	$127,179
Foreclosed property expense	(331)	(175)	(267)	(118)	(176)
Intangible assets amortization	(1,242)	(1,242)	(1,242)	(1,384)	(1,397)
Other expense	(687)	(1,352)	(452)	(187)	(2,572)
Noninterest expense used in the efficiency ratio	$121,344	$122,766	$120,964	$122,198	$123,034

Reconciliation of income to income used in the efficiency ratio
Net interest income before provision for loan losses	$147,061	$145,796	$146,272	$144,890	$144,378
Fully taxable-equivalent adjustment	3,337	3,523	3,480	3,740	3,813
Noninterest income	52,251	48,278	52,940	48,479	47,353
Net gain on investment securities	(333)	(106)	—	(810)	(2,537)
Income used in the efficiency ratio	$202,316	$197,491	$202,692	$196,299	$193,007